UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 24, 2006

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649
(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 25, 2006, Foster Wheeler Ltd. (the “Company”) issued a press release announcing a number of transactions that will complete the Company’s debt reduction program. Among the announced transactions was the Company’s exchange (the “Exchange”) of 1,277,900 newly issued common shares, $0.01 par value per share for $50.0 million of aggregate principal amount of its 10.359% Senior Secured Notes due 2011, Series A.

A copy of this press release, together with the Purchase Agreement entered into in connection with the Exchange, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1     Press Release, dated April 25, 2006.

99.2     Purchase Agreement, dated April 24, 2006, among the Company and the Securityholders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: April 25, 2006	By:	/s/ Lisa Fries Gardner
Lisa Fries Gardner
Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 25, 2006.
99.2	Purchase Agreement, dated April 24, 2006, among the Company and the Securityholders party thereto.